Exhibit 5.9

March 19, 2012

Pinnacle Entertainment, Inc.

8918 Spanish Ridge Avenue

Las Vegas, Nevada 89148

Ladies and Gentlemen:

We have acted as special Ohio counsel to Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”) of the offer and sale from time to time by the Company (and, with respect to the Guarantees (as defined below), by the Subsidiary Guarantors (as defined below)), on an immediate, delayed or continuous basis pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of $325,000,000 aggregate principal amount of 7.75% Senior Subordinated Notes due 2022 (the “Notes”) and guarantees of certain subsidiaries of the Company listed in the Registration Statement (the “Subsidiary Guarantors”), including PNK (Ohio), LLC, PNK (Ohio) II, LLC and PNK (Ohio) III, LLC, each an Ohio limited liability company (collectively, the “Ohio Subsidiaries”), to be issued in connection with the Notes (the “Guarantees”), pursuant to the Underwriting Agreement dated March 5, 2012 by and among the Company, the Subsidiary Guarantors and the underwriters named therein (the “Underwriting Agreement”).

The Notes and the Guarantees were offered and sold pursuant to a prospectus supplement, dated March 5, 2012, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on March 7, 2012, to a prospectus dated March 5, 2012 (such prospectus, as amended and supplemented by the prospectus supplement, the “Prospectus”), included in a Registration Statement on Form S-3 (Registration No. 333-179890) (as amended, the “Registration Statement”), which Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act. Capitalized terms used but not defined herein shall have the meanings given such terms in the Underwriting Agreement.

The Notes and the Guarantees are to be issued pursuant to that certain Indenture, dated as of March 19, 2012 (the “Indenture”) by and among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A.

In connection with this opinion we have examined the Notes, the Guarantees and such company records of the Ohio Subsidiaries, certificates of public officials related to the Ohio Subsidiaries and certificates of officers or other representatives of the Ohio Subsidiaries as we have deemed necessary or appropriate for the purpose of this opinion.

Pinnacle Entertainment, Inc.

March 19, 2012

The opinions set forth herein are based upon and limited to the laws of the State of Ohio. No opinion is expressed herein as to “Blue Sky” or securities laws of the State of Ohio, or as to the substance or effect of federal laws or the laws of any jurisdiction other than the State of Ohio, and this letter should not be construed as expressing an opinion on any matters, legal or otherwise, not specifically mentioned herein.

Based upon and subject to the foregoing and the other qualifications and limitations stated herein, we are of the opinion that the Guaranty to which each of the Ohio Subsidiaries is a party has been duly authorized by each of the Ohio Subsidiaries.

We consent to you filing this opinion as an exhibit to the Registration Statement for the benefit of the initial purchasers of the Notes to be issued pursuant thereto. If required by the rules of the Commission, we consent to the use of our name under the caption “Legal Matters” in the Registration Statement and Prospectus and any amendments thereto. To effect such filing (by incorporation by reference), we hereby consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K. In giving such consent, we do not admit that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act. We also consent to reliance on this opinion by Irell & Manella LLP, with respect to matters of Ohio law and relevant to their opinion letter to the Company dated as of the date hereof and filed as Exhibit 5.1 to a Current Report on Form 8-K.

Very truly yours,

/s/ TAFT STETTINIUS & HOLLISTER LLP
TAFT STETTINIUS & HOLLISTER LLP